Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this registration statement (Form S-1) and related prospectus dated February 18, 2011 and to the inclusion of our report, dated December 14, 2010, with respect to the 2010 and 2009 financial statements of Accentia Biopharmaceuticals, Inc., in such registration statement and related prospectus.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Tampa, Florida

February 18, 2011